Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 Tel +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

January 20, 2021

ProPhase Labs, Inc.
711 Stewart Ave.

Garden City, NY 11530

Ladies and Gentlemen:

We have acted as counsel to ProPhase Labs, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0005 (the “Common Stock”), pursuant to the underwriting agreement dated as of January 18, 2021, between the Company and the underwriters named therein.

In such capacity, we have reviewed copies of the registration statement on Form S-3 (File No. 333-225875) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on June 25, 2018 (such registration statement, including the documents incorporated therein, the “Registration Statement”), and the base prospectus dated July 5, 2018 forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein with an aggregate initial offering price not to exceed $75,000,000, which was included as part of the Registration Statement at the time it became effective (the “Base Prospectus”) and the final prospectus supplement, dated January 18, 2021, relating to the offer and sale of the Shares in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission (the “Final Prospectus Supplement” and, the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, including the documents incorporated by reference therein, the “Prospectus”). This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5).

We have reviewed originals or copies of the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, as amended through the date hereof, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

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ProPhase Labs, Inc.
January 20, 2021

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company; and

f.	with respect to the issuance of the Shares, the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such Shares.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith
REED SMITH LLP